INDEPENDENT REGISTERED AUDITOR'S CONSENT

We consent to the use in this Registration Statement of Modern Technology Corp.
on Form SB-2 of our report dated October 18, 2005, appearing in the Prospectus, which is incorporated by reference in this Registration Statement.

 /s/ Greenberg & Company LLC
Greenberg & Company LLC
Springfield, N.J.
August 17, 2006